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                                                                   EXHIBIT 10.19


December 29, 1998

Bottomline Technologies (de), Inc.
155 Fleet Street
Portsmouth, NH  03801-4050

ATTN:  Robert A. Eberle,
       Executive Vice President and Chief Financial Officer

     Re:  Fourth Amendment of Loan Agreement Dated January 13, 1995
          ---------------------------------------------------------

Gentlemen:

     Reference is made to the Loan Agreement by and between Bottomline Technologies (de), Inc., successor by merger to Bottomline Technologies, Inc. (the "Borrower") and Fleet National Bank (the "Bank") dated January 13, 1995, as amended (the "Agreement"). Notwithstanding the provisions of the Agreement, the Agreement is hereby amended, effective immediately, that the Agreement is amended as follows:

     1. Section 1.4 of the Agreement is hereby deleted in its entirety and the following new Section 1.4 substituted therefor:

          "1.4 As evidence of the Borrower's obligations under the Revolving Loan, the Borrower shall execute and deliver to the Bank a Secured Revolving Time Note (the "Revolving Note") dated December 29, 1998."

     2. Section 1.6 of the Agreement is hereby deleted in its entirety and the following new Section 1.6 substituted therefor:

          "1.6 No advance under the Revolving Loan will be made after December 30, 1999 (the "Expiration Date"), and the entire unpaid principal balance of the Revolving Loan, together with all unpaid interest accrued thereon and all accrued and unpaid fees, if any, shall be due and payable without notice or demand on December 31, 1999 (the "Termination Date")."

     3. Section 2.1(a) of the Agreement is hereby deleted in its entirety and the following new Section 2.1(a) substituted therefor:

          "(a) The Borrower is a duly organized and existing corporation under the laws of the State of Delaware and is in good standing under the laws of said State of Delaware."
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     4.   Section 3.8 of the Agreement is hereby deleted in its entirety and the following new Section 3.8 substituted therefor:

          "3.8 The Borrower shall furnish to the Bank quarterly, within forty-five (45) days after the close of each fiscal quarter, an accounts receivable aging, such aging to be in such form and certified by such officers of the Borrower as the Bank may prescribe from time to time."

     5.   Section 4.2 of the Agreement is hereby deleted in its entirety.

     6. Section 4.3 of the Agreement is hereby deleted in its entirety and the following new Section 4.3 substituted therefor:

          "4.3 The Borrower will not make any loans or advances to any individual, firm or corporation, including, without limitation, its officers and employees, in excess of $500,000.00 outstanding in the aggregate."

     7. Section 4.9 of the Agreement is hereby deleted in its entirety and the following new Section 4.9 substituted therefor:

          "4.9  (Minimum tangible net worth).  The Borrower will not permit its
                 --------------------------
     tangible net worth to be less than $5,000,000.00 as at the end of each fiscal quarter of Borrower.

          The term "tangible net worth" shall mean stockholders' equity determined in accordance with generally accepted accounting principles, consistently applied, subtracting therefrom: (i) intangibles (as
                           ----------- ---------
     determined in accordance with such principles so applied), and (ii) accounts and indebtedness owing from any employee or parent, subsidiary or other affiliate."

     8. Section 4.13 of the Agreement is hereby deleted in its entirety and the following new Section 4.13 substituted therefor, as follows:

          "4.13 The Borrower will not permit any changes in the senior management of the Borrower consisting of the President and Executive Vice President/Chief Financial Officer without providing prior notice to the Bank of any such changes."

     9. Section 4.14 of the Agreement is hereby deleted in its entirety and the following new Section 4.14 substituted therefor, as follows:

          "4.14 The Borrower will not permit any material changes in the ownership of the Borrower (in excess of fifty (50%) percent of the issued and

                                      -2-
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     outstanding stock of the Borrower) without consulting the Bank prior to any proposed changes and obtaining the Bank's approval."

     10. Section 4.11 of the Agreement is hereby deleted in its entirety and the following new Section 4.11 substituted therefor, as follows:

          "4.11  (Minimum debt service coverage ratio).  The Borrower will not
                  ------------------------------------
     permit the ratio of:

     (a) the aggregate of its (i) earnings before interest, taxes, depreciation and amortization, MINUS (ii) permitted dividends, MINUS (iii) taxes actually paid by the Borrower;
          to:

     (b) the sum of its (i) interest, PLUS (ii) the current maturities of long-term debt; to be less than 1.50.1 for the twelve (12) month period ending on the last day of any fiscal quarter of the Borrower."

     11.  Section 6.1(h) of the Agreement is hereby deleted in its entirety.

     12. Section 7.2(a) of the Agreement is hereby deleted in its entirety and the following new Section 7.2(a) substituted therefor:

               "(a) If intended for the Borrower, to:

                    Bottomline Technologies (de), Inc.
                    155 Fleet Street
                    Portsmouth, NH  03801-4050
                    Attn: Robert A. Eberle, Executive Vice President and Chief Financial Officer

                    with copies to:

                    Bottomline Technologies (de), Inc.
                    155 Fleet Street
                    Portsmouth, NH  03801-4050
                    Attn:  Mark A. Attarian, Vice President, Finance

                    and

                    Hale and Dorr LLP
                    60 State Street
                    Boston, MA  02109
                    Attn:  John A. Burgess, Esq.

                                      -3-
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     Except as specifically amended hereby, the Agreement remains in full force and effect, and the Borrower hereby reaffirms all warranties and representations contained therein, as of the date hereof.

     Please acknowledge your agreement to the matters contained herein by signing this Amendment in the space provided and returning it to the undersigned, whereupon it shall take effect as an instrument under seal.

                                    Very truly yours,

                                    FLEET NATIONAL BANK


                                    By:   /s/  Robert A. Lupien
                                       ---------------------------------
                                       Robert A. Lupien, Vice President


ACCEPTED AND AGREED TO:

BOTTOMLINE TECHNOLOGIES (DE), INC.


By:  /s/  Robert A. Eberle
   -----------------------------
   Robert A. Eberle,
   Executive Vice President and
   Chief Financial Officer

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